Exhibit 5.1

June 6, 2012

Tyson Foods, Inc.

2200 Don Tyson Parkway

Springdale, Arkansas 72762-6999

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Tyson Foods, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Debt Securities are to be issued under the Indenture, dated as of June 1, 1995 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, National Association, as successor trustee (the “Trustee”) to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.), the original trustee. Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto among the Company, each applicable Subsidiary Guarantor and the Trustee. We refer herein to the Subsidiary Guarantors listed on Annex 1 hereto, each of which is formed or organized under the laws of the States of Delaware, Illinois, New York or Texas, as the “Specified Subsidiary Guarantors.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture, the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement, the Indenture and the issuance of the Debt Securities by the Company and resolutions of the board of directors or managers or sole member, as applicable, of each of the Specified Subsidiary Guarantors relating to the Registration Statement, a supplemental indenture to the Indenture

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relating to any Guarantee by such Specified Subsidiary Guarantor and the creation and issuance of any Guarantee by such Specified Subsidiary Guarantor of any series of Debt Securities. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Specified Subsidiary Guarantors and other corporate or limited liability company documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when:

(i)	the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii)	a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii)	all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the Indenture (including resolutions of the Board or a duly authorized committee thereof establishing the form and terms of such series of Debt Securities as contemplated by the Indenture) and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture;

(iv)	a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and

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delivered by the Company, the Trustee and any applicable Subsidiary Guarantor (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, and the Indenture and, in the case of each Subsidiary Guarantor, if any, such Subsidiary Guarantor’s certificate of incorporation or formation, bylaws or limited liability company operating agreement; and

(v)	the certificates evidencing the Debt Securities of such series shall be in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.	The Guarantee by any Subsidiary Guarantor of any series of Debt Securities covered by the Registration Statement will constitute a valid and binding obligations of such Subsidiary Guarantor when:

(i)	the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii)	a prospectus supplement with respect to such Guarantee and such series of Debt Securities to which such Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii)

all necessary corporate or limited liability company action shall have been taken by such Subsidiary Guarantor to authorize the form, terms, performance, issuance and sale of such Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of Guarantee) as contemplated by the Registration Statement and to authorize the execution, delivery and performance of a supplemental indenture in

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compliance with the provisions of the Indenture creating the form and terms of such Guarantees as contemplated by the Registration Statement;

(iv)	any necessary supplemental indenture shall have been duly executed and delivered by the Company, each applicable Subsidiary Guarantor and the Trustee; and

(v)	the series of Debt Securities to which the Guarantee relates shall have been duly issued as set forth in paragraph 1 above.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Debt Securities of each series and any related Guarantee:

a)	all Debt Securities of such series and any related Guarantee will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

b)	(i) the execution, delivery and performance by the Company of such Debt Securities, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities, and (ii) the execution, delivery and performance by any Subsidiary Guarantor of a supplemental indenture creating the form and terms of any Guarantee (and, if relevant, the execution and delivery of any Guarantee or any notation of Guarantee) will not (A) contravene or violate the Company’s or any Subsidiary Guarantor’s certificate of incorporation or formation, bylaws or limited liability company operating agreement, as applicable, or any law, rule or regulation applicable to the Company or any Subsidiary Guarantor, as the case may be, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any Subsidiary Guarantor, as the case may be, or any order, judgment or decree of any court or governmental authority applicable to the Company or any Subsidiary Guarantor, as the case may be, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

c)

the authorization by the Company and any applicable Subsidiary Guarantor, as the case may be, of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company or any applicable Subsidiary Guarantor, as the case may be, as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the

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validity, binding character or enforceability of any such instruments, agreements or other documents;

d)	The Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate referred to above);

e)	the certificate of incorporation and bylaws of the Company and resolutions of the Board, as currently in effect, will not have been modified or amended and will be in full force and effect;

f)	the certificate of incorporation or formation and bylaws or limited liability company operating agreement, as applicable, of the Subsidiary Guarantors and resolutions of each Subsidiary Guarantor’s board of directors or managers or sole member, as applicable, as currently in effect, will not have been modified or amended and will be in full force and effect; and

g)	the form and terms of such series of Debt Securities shall have been established by the Board, a duly authorized committee thereof or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s certificate of incorporation and bylaws, resolutions of the Board, the Indenture and applicable law, and such terms will be accurately reflected in the certificates evidencing such series of Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the terms of such series of Debt Securities.

We have further assumed that the Debt Securities, any related Guarantee and any supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities and any related Guarantee will be governed by and construed in accordance with the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each

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party thereto; provided that (x) we make no such assumption in clause (i) and (ii) insofar as it relates to the Company or any Specified Subsidiary Guarantor (except as otherwise set forth herein) and (y) we make no such assumption in clause (iii) insofar as it relates to the Company or any Subsidiary Guarantor and is expressly covered by our opinions set forth herein.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Business Corporation Act of the State of Illinois, the Texas Business Organizations Code and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Annex 1

Specified Subsidiary Guarantors

1. Texas Transfer, Inc.
2. The Bruss Company
3. Wilton Foods, Inc.
4. CBFA Management Corp.
5. Cobb-Vantress, Inc.
6. DFG Foods, Inc.
7. Foodbrands America, Inc.
8. Foodbrands Supply Chain Services, Inc.
9. Global Employment Services, Inc.
10. IBP Foodservice, L.L.C.
11. Madison Foods, Inc.
12. National Comp Care Inc.
13. New Canada Holdings, Inc.
14. Oaklawn Capital Corporation
15. PBX, inc.
16. Rural Energy Systems, Inc.
17. The IBP Foods Co.
18. The Pork Group, Inc.
19. TyNet Corporation
20. Tyson Breeders, Inc.
21. Tyson Chicken, Inc.
22. Tyson Deli, Inc.
23. Tyson Fresh Meats, Inc.
24. Tyson Hog Markets, Inc.
25. Tyson International Holding Company
26. Tyson International Service Center, Inc.
27. Tyson International Service Center, Inc. Asia
28. Tyson International Service Center, Inc. Europe
29. Tyson Mexican Original, Inc.
30. Tyson of Wisconsin, LLC
31. Tyson Pet Products, Inc.
32. Tyson Poultry, Inc.
33. Tyson Prepared Foods, Inc.
34. Tyson Processing Services, Inc.
35. Tyson Receivables Corporation
36. Tyson Refrigerated Processed Meats, Inc.
37. Tyson Sales and Distribution, Inc.
38. Tyson Service Center Corp.
39. Tyson Shared Services, Inc.
40. WBA Analytical Laboratories, Inc.
41. Zemco Industries, Inc.

Annex 1-1